BODISEN BIOTECH RECEIVES NOTICE OF DELISTING FROM THE AMEX

Shaanxi, China — March 28, 2007 - Bodisen Biotech, Inc. (the “Company”) (AMEX:BBC, London AIM:BODI, website: www.bodisen.com) today is providing information regarding the status of the Company’s common stock listing on the American Stock Exchange (the “Amex”).

Delisting Notice

On March 22, 2007, the Amex delivered a notice to the Company confirming that the Amex intends to strike the common stock of the Company from the Amex by filing a delisting application with the Securities and Exchange Commission (the “SEC”).

The precise basis for the Amex delisting determination is set forth below.

The Company has a limited right to appeal the basis for the delisting determination by requesting a hearing with an Amex Listing Qualifications Panel. The deadline to elect this appeal is March 29, 2007. The Company has determined not to appeal.

Current and Future Trading

Currently, the Company’s common stock is subject to a trading halt imposed by Amex. The Company expects the trading halt will remain in place pending the Amex formally delisting the Company’s common stock.

In the interim, the Company believes that its common stock has become eligible for trading on the OTC Bulletin Board. Eligibility for the OTC Bulletin Board will cease, however, if the Company is unable file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 by approximately April 15, 2007, which reflects a thirty-calendar day grace period of the Form 10-K’s original March 16, 2007 due date.

If its common stock does not commence trading or is ineligible for trading on the OTC Bulletin Board, then the Company expects that its common stock will become eligible for trading on the “Pink Sheets.”

There can be no assurance that a trading market for the Company’s common stock will develop on either the OTC Bulletin Board or the Pink Sheets. To trade on the OTC Bulletin Board or Pink Sheets, one or more market makers must submit an application for trading with the NASD. The Company is not aware of any market makers who have indicated an intent to submit the required application.

The Company’s common stock continues to be traded on AIM, a market operated by the London Stock Exchange plc.

General Company Status

The Company will continue its business operations in the normal course notwithstanding the status of the Amex listing.

As previously disclosed, the Company intends to provide additional information and make appropriate SEC filings regarding the equity interests and the holdings of Qiong Wang and Bo Chen and possible third party claims once the Company and its advisors complete their review of the Company’s internal records and any relevant documents.

Amex Basis for Delisting

The following is the basis for delisting the Company’s common stock as determined by the Amex staff and as set forth in the March 22, 2007 notice from the Amex. The Company is required under applicable SEC and Amex provisions to disclose the rules upon which a delisting is sought and the specific continued listing deficiencies upon which the delisting is based. The recitation in this press release of what the AMEX describes as determinations of its staff regarding the Company does not mean that the Company accepts any of the staff determinations or any related factual or legal conclusions.

“A. Bodisen failed to comply with its Securities and Exchange reporting obligations by filing incomplete, misleading and/or inaccurate information in its public filings through the SEC’s Electronic Data Gathering Analysis and Retrieval (‘EDGAR’) system. The Company’s actions in this regard raise significant public interest concerns as well as constituting material violations of federal and/or state securities laws. Specifically:

1. The Company’s SEC filings contained incomplete, misleading and/or inaccurate disclosures regarding the beneficial ownership of its securities by certain officers and directors on several occasions, prior to and subsequent to its listing on the Amex. These officers and directors knew or should have known that certain filings including Forms 3, Forms 10KSB and 10KSB/A for the periods ended December 31, 2004 and 2005 and the Form DEF 14-A filed on December 1, 2006 were incomplete, misleading and/or inaccurate yet failed to update and/or correct the relevant disclosures contained therein in subsequent SEC filings.

2. The Company’s disclosures in applicable registration statements and periodic financial filings with respect to the net proceeds from the February 3, 2006 Placing Agreement related to its listing on the AIM Market of the London Stock Exchange, and the offering costs and expenses related to its March 15, 2006 private placement were incomplete, inaccurate and/or misleading.

3. The Company provided incomplete, inaccurate and/or misleading information related to its relationship with, and payments to, a consultancy firm and its affiliates prior to and subsequent to its listing on the Amex in applicable registration statements and periodic financial filings.

Based on the foregoing, Staff has determined that the Company is not in compliance with Sections 132(a), 134, and 1101 of the Company Guide. In addition, due to the public interest concerns, the Company is subject to suspension from dealings on the Exchange pursuant to Sections 127 and 1003(f)(iii) of the Company Guide.”

“B. The Company failed to provide public clarification to rumors and/or reports related to the filing of various Forms 144 between August 1, 2006 through December 1, 2006. Specifically, notwithstanding articles in the press concerning the filing of numerous Forms 144, the Company failed to make appropriate public disclosure addressing the concerns related to the transfer or sales of common stock by insiders and apparent inconsistencies with prior public disclosure of controlling stock ownership, as required by Sections 132(a), 401(a), 402(a) and 403 of the Company Guide.”

“C. Bodisen failed to provide information and documents reasonably requested by the Staff related to the beneficial ownership of the Company’s securities held by certain officers and directors as required by Section 132(e) of the Company Guide. Further, Bodisen has been unable to provide written updates to the Staff as required pursuant to the terms of the acceptance of the Company’s plan or written responses to the Staff’s information request dated March 16, 2007, as required by Section 132(e) of the Company Guide.”

“D. Bodisen has internal control weaknesses related to its accounting and financial reporting obligations which rise to the level of a public interest concern. Based on information received by the Staff, the Company failed to consistently review and reconcile its shareholders ownership records with those of its transfer agent to ensure that its SEC filings and public disclosures were accurate. In this regard, the Company continuously reported in its SEC filings since listing on the Amex that certain officers either directly or indirectly held an aggregate of 40% ownership in the Company’s common stock, notwithstanding that its transfer agent records were inconsistent with such reports and disclosures. Further, by failing to reconcile these records, the Company may have inaccurately reported its capitalization. Accordingly pursuant to Sections 127 and 1003(f)(iii) of the Company Guide the Company is subject to suspension from dealings on the Exchange.”

“The deficiencies described above evidence that the Company has engaged in a pattern and practice of non-compliance with Amex listing requirement encompassing a broad range of qualitative and corporate governance concerns as well as violations of applicable federal and/or state securities laws, which collectively rise to the level of a public interest concern and subject Bodisen to delisting pursuant to Sections 127 and 1003(f)(iii) of the Company Guide. In this regard, notwithstanding that it is the responsibility of management and the board of directors to ensure that the Company operates in compliance with all applicable laws, rules and regulations, the Company has evidenced that it is unable to (i) effectively monitor its compliance with federal and/or state securities laws, as well as Amex requirements, and (ii) appropriately oversee the actions and activities of its consultants, agents and advisors.”

“E. On March 20, 2007, Bodisen filed a Form 8-K which indicated that it would be unable to timely file its Form 10-K for fiscal year ended December 31, 2006, and that the Company could not predict when it would file the report. To date, the filing has not been made, as required by Sections 134 and 1101 of the Amex Company Guide.”

About Bodisen Biotech, Inc.

Bodisen Biotech Inc. is a leading manufacturer of liquid and organic compound fertilizers, pesticides, insecticides and agricultural raw materials certified by the Petroleum Chemical Industry Administrative office of China (Chemical Petroleum Production Administrative Bureau), Shaanxi provincial government and Chinese government. The Company is headquartered in Shaanxi province and is a Delaware corporation. The Company's environmentally friendly “green” products have been proven to improve soil and plant quality, and increase crop yields.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Bodisen Biotech, Inc. management and are subject to a number of factors and uncertainties, and the outcome of events may differ materially from those described in the forward-looking statements, including but not limited to the ability of the Company’s common stock to trade on other markets, and the outcome of the Company’s ongoing review of its capitalization and the various Amex determinations set forth above.

Investor Relations:
info@bodisen.com